Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Jamba, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements as of and for the fiscal year ended December 30, 2008 and the effectiveness of internal control over financial reporting as of December 30, 2008, which reports appear in the 2008 annual report on Form 10-K of Jamba, Inc., incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

March 17, 2009